Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May, 10, 2021 (March 29, 2022, as to the effects of the stock exchange as described in Note 1), relating to the consolidated financial statements of Tempest Therapeutics, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Tempest Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Francisco, California

May 13, 2022